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                                                                   Exhibit 10.18

                              CONVERSION AGREEMENT

     This Conversion Agreement is dated April 28, 1997 and is entered into by Fiserv Federal Systems, Inc., a Delaware corporation ("Fiserv"), and ZMAX Corporation, a Nevada corporation ("ZMAX").

                             BACKGROUND STATEMENTS

     Fiserv was a joint venture partner in the Fiserv Century Services Joint Venture, a Texas joint venture pursuant to a Joint Venture Agreement signed by Fiserv and Century Services, Inc., a Maryland corporation ("CSI"), on April 17, 1996 (the "Joint Venture Agreement").

     Pursuant to an Assignment, Transfer and Assumption Agreement dated September 1, 1996, between NewDominion Capital Group ("NewDominion") and Fiserv (the "First Assignment"), Fiserv transferred all of its rights, responsibilities, interests, obligations and liabilities in the Joint Venture, the Joint Venture Agreement and certain related credit and security agreements to NewDominion in exchange for, among other consideration, NewDominion's assumption of such rights, responsibilities, interests, obligations and liabilities and NewDominion's Promissory Note dated the same date in the principal amount of $385,000 (the "NewDominion Note"). As required by the Joint Venture Agreement, CSI consented to the First Assignment.

     Subsequently, pursuant to an Absolute Assignment of Contract dated September 20, 1996, among NewDominion, Fiserv and ZMAX (the "Second Assignment"), NewDominion transferred all of its rights, responsibilities, interests, obligations and liabilities in the Joint Venture, the Joint Venture Agreement and certain related credit and security agreements to ZMAX and ZMAX assumed all of NewDominion's obligations under the First Assignment, including the NewDominion Note. In connection with the Second Assignment, ZMAX delivered its promissory note dated September 19, 1996 to Fiserv in the principal amount of $385,000 (the "ZMAX Note"), which ZMAX Note was intended to replace the NewDominion Note.

     Fiserv and ZMAX have agreed to convert the ZMAX Note into common stock, par value $0.001 of ZMAX ("ZMAX Stock") based on a conversion formula of the average bid price of ZMAX Stock on March 31, 1997 less a 20% reduction.

                                   AGREEMENT

     1. The background statements to this Agreement are incorporated into this Agreement and are acknowledged as true and correct by the parties.

     2. The parties acknowledge that the ZMAX Note replaced the NewDominion Note and that the NewDominion Note is null and void and that neither ZMAX nor NewDominion has any further obligation to pay the NewDominion Note.
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     3.  ZMAX and Fiserv acknowledge and agree that (i) the principal amount plus accrued and unpaid interest owing under the ZMAX Note as of March 31, 1997 is $405,776, as calculated based on Exhibit A attached to this Agreement, (ii)
                                    ---------
the average bid price for ZMAX Stock on March 31, 1997 was $15.8125, which amount is the numerical average of the high bid price ($16.125) and the low bid price ($15.5) for ZMAX Stock on that date as stated by the OTC Bulletin Board, a service provided by the NASDAQ Stock Market, Inc., and (iii) after the 20% reduction of such commercial average the conversion ratio for the ZMAX Note will be based on a per share price of $12.65.

     4. ZMAX and Fiserv agree that the ZMAX Note is hereby converted into the right to receive 32,077 shares of ZMAX Stock (the "Conversion Stock"). Upon execution of this Agreement, Fiserv will have no further rights under the ZMAX Note and shall only have the right to receive the Conversion Stock as specified in the preceding sentence.

     5. ZMAX will promptly instruct its transfer agent to issue one certificate for 32,077 shares of ZMAX Stock registered in the name of "Fiserv, Inc." and deliver such certificates to Fiserv at its corporate address at 999 Summer Street, Suite 200, Stamford, Connecticut 06905, Attention Steve L. Komar. The Conversion Stock to be issued to Fiserv pursuant to Paragraph 4 above will be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933 and will bear an appropriate restrictive legend.

     6. Fiserv acknowledges and agrees that its right to receive the Conversion Stock granted by this Agreement is in complete satisfaction of the ZMAX Note. Upon receipt of the Conversion Stock described in Paragraph 4 above, Fiserv will mark the original ZMAX Note "Paid in Full" and original NewDominion Note "Replaced with Promissory Note from ZMAX Corporation" and return the originals of both notes to ZMAX at its corporate headquarters at 20251 Century Boulevard, Germantown, Maryland 20874, Attention: Michael C. Higgins.

     7. ZMAX represents and warrants to Fiserv that (i) ZMAX is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) ZMAX has the power and authority to issue the Conversion Stock as contemplated by this Agreement and such issuance has been duly approved and authorized by all necessary corporate action; (iii) the Conversion Stock, when issued, will be duly issued, fully paid and non-assessable and issued in compliance with all applicable laws; (iv) the execution and delivery of this Agreement and the issuance of the Conversion Stock to Fiserv as contemplated by this Agreement does not (a) violate ZMAX's articles of incorporation or bylaws;
(b) violate any order, statute, rule or regulation to ZMAX; or (c) conflict, with result in a violation of, or cause a default or breach under any material agreement applicable to ZMAX or any of its properties or assets; and (v) no consent or approval of any third party or governmental body is necessary for the execution and delivery of this Agreement and the issuance of the Conversion Stock to Fiserv as contemplated by this Agreement.

     8. Fiserv represents and warrants to ZMAX that (i) it is the holder of and has clear title to the NewDominion Note and the ZMAX Note, free and clear of all liens, claims, charges, security interests and other encumbrances of any kind or nature; (ii) neither the NewDominion Note nor the ZMAX Note has been endorsed, transferred or assigned to any party; (iii) the
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Conversion Stock is being acquired for Fiserv's own account, solely for investment and is not being acquired with a view to or for the resale or distribution thereof and Fiserv has no present plans to enter into any agreement for such resale or distribution; (iv) Fiserv has substantial experience in business or investments, including ownership of interests in new ventures and start-up companies, and is capable of bearing the high degree of economic risks and burdens of the investment in the Conversion Stock including the possibility of a complete loss of all investment capital and the lack of a liquid public market; and (v) Fiserv has had access to all information about ZMAX's corporate records and financial and operating history and has had the opportunity to request copies of information, ask questions and/or receive answers from ZMAX regarding such information and all questions have been answered to its satisfaction.

     9. ZMAX and Fiserv agree to cooperate with each other and execute and deliver such other instruments and documents and take such other actions as may be reasonably requested from time to time by either party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

     10. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.

     11. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland.

     12. This Agreement is binding upon and inures to the benefit of the parties and their respective successors and assigns.

     13. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The parties agree that a fax signature is sufficient to bind the parties to this Agreement.


                         [Signature on following page]
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EXECUTED ON April 28, 1997


                                          FISERV FEDERAL SYSTEMS, INC.


                                          By:    /s/ Steve L. Komar
                                               -------------------------------
                                               Name: Steve L. Komar
                                               Title: Chairman

                                          ZMAX CORPORATION


                                          By:    /s/ Michael C. Higgins
                                               -------------------------------
                                               Michael C. Higgins
                                               President